Exhibit 10.7

                              MANAGEMENT AGREEMENT


This Agreement is dated this 29th day of June, 1999


BETWEEN

         CathayOnline Technologies (Hong Kong) Ltd., a company duly incorporated under the laws of the Hong Kong Special Administrative Region ("Hong Kong"), the People's Republic of China ("PRC") (the "Company")

AND

         Owen Li LI, a Canadian citizen, having an address at 10831 Anahim Drive, Richmond, B.C., V7A 3C6 Canada (the "General Manager")


WHEREAS:


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A.   The  Company  is  wholly  owned  beneficially  by  CathayOnline  Inc.  (the
     "Parent");

B.   The  Company  wholly  owns  Sichuan  CathayOnline   Technologies  Co.  Ltd.
     ("WOFE"), which is a wholly foreign-owned enterprise duly established under the laws of the PRC;

C. The Parent is a limited liability company duly incorporated under the laws of Nevada, the United States of America and is currently a publicly traded company on NASDAQ OTC: BB (Stock Symbol: CAOL);

D. The Company intends, through the WOFE, to invest up to US$1,000,000 in the first phase of its projected business operations in internet-related sector in the PRC (the "PRC Project");

E. For the first phase operation, the WOFE entered, in June, 1999 with Sichuan Guo Xun Xin Xi Chan Ye You Xian Gong Si("Sichuan Guo Xun."), into a management and consultancy service agreement ("Management/Consultancy Agreement"), pursuant to which the WOFE will provide certain management, consultancy and technical assistance services to Sichuan Guo Xun in relation to the Project; and

F. The Company wishes to retain the services of the General Manager in relation to the carrying out the business and affairs of the WOFE, implementing the Management/Consultancy Agreement, the Project, as well as the PRC Project and the General Manager wishes to provide such services to the Company.

IN CONSIDERATION OF mutual promises and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                           ARTICLE I - INTERPRETATION

1.1      In this Agreement, the following definitions apply:

(1) "Working Day" in relation to performance of any obligation by a party means a day other than a Saturday, Sunday or a statutory holiday in the place where such obligations will be performed;

(2) "Services" means the following managerial and other services:

(a)  Recruiting and training personnel for the WOFE in relation to the Project;

(b) Managing the day to day business and affairs of the WOFE, including keep monthly report and accounts of the WOFE;

(c)      Marketing the services of the Project to customers; and

(d) Any other reasonable service requested by the Company from time to time in relation to the Project and the PRC Project in general.

(3) "Term" means a period of three (3) years, commencing from the date of this Agreement; and

(4) Where applicable, the definitions contained in the Management/Consultancy Agreement and the WOFE's Articles of Association are hereby incorporated by reference as an integral part of this Agreement and shall have the same legal effect as other parts of this Agreement.

1.2 Words importing the singular only also include the plural and vice versa where the context so requires.

1.3 Headings used herein are for ease of reference only and shall not affect the interpretation of this Agreement.


                       ARTICLE II - PROVISION OF SERVICES

2.1 Subject to the terms and conditions of this Agreement, the Company hereby retains the General Manager for the provision of the Services and the General Manager agrees to provide such Services during the Term.

2.2 The Company reserves the rights to adjust the scope of the Services and to perform part or all of the Services by itself, when and if necessary and practical.


              ARTICLE III - THE PARTIES' OBLIGATIONS AND COVENANTS

3.1 The Company agrees with the General Manager throughout the Term that the Company will:

(1) Support the General Manager in its efforts to provide the Services to the Company;

(2) Supply the General Manager with information in its possession as permitted by law and/or regulatory authorities to which it may be subject which may assist the General Manager in providing the Services; and

(3) Indemnify the General Manager from and against any and all loss, damage or liability whether criminal or civil suffered and legal fees and costs incurred by the General Manager resulting from the breach of this Agreement by the Company including any act, neglect or default of the Company provided that such liability has not been incurred through any default by the General Manager in relation to his obligations under this Agreement.

3.2 The General Manager agrees with the Company throughout the Term that the General Manager will:

(1)      At all time work diligently to provide the Services to the Company;

(2) Without the prior written consent of the Company, not receive any undisclosed, hidden or illegal profit or benefit, whether in cash, in kind or otherwise, from any third parties during the provision of the Services;

(3)      Pay the Company and/or the WOFE promptly all sums due to the Company;

(4)               In all  matters act  loyally  and  faithfully,  as the Company
                  Vice-President   (China  Project  Development)  and  in  other
                  capacity, for the best interest of the Company;

(5) Obey the Company's reasonable orders and instructions in relation to the provision of the Services;

(6) In the provision of its Services strictly comply with all applicable laws, by-laws and requirements of any governmental or regulatory authorities of every jurisdiction in which the General Manager, the Company or the Parent operates;

(7) Not at any time during the Term and for three years thereafter divulge or allow to be divulged to any person any confidential information concerning the Company's and/or the WOFE's business (including confidential information protected by or subject to other agreements to which the Parent, the Company, the WOFE or any affiliates of the Parent is a party) other than to persons who have signed a confidentiality undertaking in the form approved by the Company or to governmental or judicial authorities under compulsion of law; and

(8) Indemnify the Company from and against any and all loss, damage or liability whether criminal or civil suffered and legal fees and costs incurred by the Company resulting from the breach of this Agreement by the General Manager including any act, neglect or default of the General Manager provided that such liability has not been incurred through any default by the Company in relation to its obligations under this Agreement.


                            ARTICLE IV - PERFORMANCE

4.1 In providing the Services, the General Manager will try all means to achieve the following to the best of his ability for the WOFE during the Term:

(1) To procure 2,500 internet service provider ("ISP") customers for the Project within 12 months of this Agreement;

(2) To procure 7,500 ISP customers for the Project within 24 months of this Agreement; and

(3) To procure 16,000 ISP customers for the Project within 36 months of this Agreement.


                            ARTICLE V - COMPENSATION

5.1 For the General Manager's Services, the Company shall compensate the General Manager in accordance with the following terms and conditions:

(1) pay US$10,000 per month to the General Manager at the end of each calendar month as follows:

(a)      US$6,500 in cash to be paid by the WOFE; and

(b) US$3,500 equivalent in the form of common shares issued by the Parent (the Shares will be priced at 10% discount of the average bid for the last 5 trading days of the month);

(2) to the best of its ability cause the Parent to issue notice to issue in trust for the General Manager its shares (the "Shares") in the following numbers and schedules:

(a) common shares with a value equal to US$60,000 divided by lower of (i) US$0.50 and (ii) the average closing price of the shares of the Parent for three (3) days preceding the date of this Agreement within 15 Working Days of the date of this Agreement;

(b) common shares with a value equal to US$75,000 divided by lower of (i) US$0.50 and (ii) the average closing price of the shares of the Parent for three (3) days preceding the date of this Agreement within 10 Working Days after the General Manager has notified, in writing to the Parent, that he has brought 2,500 ISP subscribers into the Project;

(c) common shares with a value equal to US$75,000 divided by lower of (i) US$0.50 and (ii) the average closing price of the shares of the Parent for three (3) days preceding the date of this Agreement within 10 Working Days after the General Manager has notified, in writing to the Parent, that he has brought 7,500 ISP subscribers into the Project; and

(d) common shares with a value equal to US$90,000 divided by lower of (i) US$0.50 and (ii) the average closing price of the shares of the Parent for three (3) days preceding the date of this Agreement within 10 Working Days after the General Manager has notified, in writing to the Parent, that he has brought 16,000 ISP subscribers to the Project.

5.2 The General Manager will distribute or transfer certain numbers of the Shares to other employees of the WOFE as part of employee incentive. In such case, the Company shall cause the Parent to complete necessary procedures to effect such distribution or transfer as permitted by applicable laws and/or regulations.


                          ARTICLE VI - NON-COMPETITION

6.1 The General Manager hereby covenants that, without written permission of the Parent, during the Term and three years thereafter he will not carry on any business or activities which are in competition with that of the Company, the WOFE, and/or in relation to the Project (the "Competing Business") within the territory of PRC provided that during the three years after the Term the Parent will not unreasonably withhold any permission to allow the General Manager to carry on the Competing Business in such areas within the PRC where the Parent, the Company, the WOFE and/or other affiliates of the Parent do not have any business interests. This non-competition clause shall not be deemed to include any companies, ventures, joint ventures, projects or the like, with which the Parent is a shareholder or is working with and the General Manager's valued input is required.

6.2 The General Manager hereby expressly acknowledges that the restrictions contained in Article 6.1 above are fair and reasonable in all circumstances and may be enforceable by judicial remedies available to the Company including injunctions. The Parties further agree that if the restrictions in Article 6.1 above shall be adjudicated to be void and ineffective for whatever reason but would be adjudicated to be valid and effective should part of the wording thereof be deleted or the restrictive period or the restrictive area reduced in scope, the said restrictions shall apply with such modifications as may be necessary to make the restrictions valid and effective.


                             ARTICLE VII TERMINATION

7.1 The Company may serve a termination notice on the General Manager not less than five (5) Working Days prior to the intended date of termination to terminate this Agreement if the General Manager fails to perform his obligations under Article IV hereof and such failure, if capable of remedy, is not remedied within 10 Working Days of receipt of a written notice of such failure from the Company.

7.2 The General Manager may serve a termination notice on the Company not less than five (5) Working Days prior to the intended date of termination to terminate this Agreement if the Company fails to perform its obligations under Article 5.1 hereof and such failure, if capable of remedy, is not remedied within ten (10) Working Days of receipt of a written notice of such failure from the General Manager.

7.3 Any right or remedy to which either party is or may become entitled hereunder or in consequence of the other's conduct may be enforced from time to time separately or concurrently with any right or remedy given hereby or now or afterwards provided for and arising by operation of law so that such rights and remedies are not exclusive of the other or others but cumulative.

7.4 All works, relationships, concepts, business plans, clients, client lists and all related information and materials ("Information and Materials") are the property of the Company and not the General Manager and in the event that this Agreement is terminated for whatever reasons, all such Information and Materials are to be returned immediately to the Company without any copies having been made or taken.


                 ARTICLE VIII - NO PARTNERSHIP OR JOINT VENTURE

8.1 Parties agree and acknowledge that they are not partners or joint ventures and nothing herein shall be construed to give rise to a partnership or joint venture relationship between the Parties.

8.2 The General Manager shall not act or purport to act as a General Manager of the Company save as expressly stated in this Agreement.


                         ARTICLE IX - GENERAL PROVISIONS

9.1 This Agreement is governed by and construed in accordance with the laws of Hong Kong.

9.2 The courts of Hong Kong shall have jurisdiction to adjudicate any disputes arising from and in relation to this Agreement. The General Manager hereby expressly submit to the non-exclusive jurisdiction of the courts of Hong Kong and hereby appoints _________________________ in Hong Kong as his agent to receive any legal process in relation hereto.

9.3 Any provisions hereof held by a competent court or arbitration tribunal to be invalid or illegal shall not affect the validity of other provisions hereof which shall remain intact and legally binding. The Parties shall continue to implement such other provisions.

9.4 This Agreement shall be binding on and enure to the benefits of heirs, executors, administrators, successors and assigns of the Parties hereto provided that the General Manager shall not assign his rights and obligations hereunder unless with express prior written consent of the Company.


Executed by the Parties at the place and on the date first above mentioned.


Witness                                    CathayOnline Technologies (Hong Kong)
Ltd.



_____________________________             Per:_________________ (corporate seal)

Witness                                       Owen Li LI



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